                                                                     Exhibit 21

                        Subsidiaries of the Registrant

The companies listed below are directly or indirectly owned 100% by Software AG Systems, Inc. and are included in its consolidated financial statements. SAGA SOFTWARE, Inc. (formerly Software AG Americas, Inc.) and Systems Software I, Inc. are wholly owned subsidiaries of Software AG Systems, Inc. Argenta, Inc., Insight Consulting, Inc., Software AG Insurance Solutions, Inc., Software AG Professional Services, Inc., Software AG FSC, Inc., SAGA SOFTWARE Venezolana, C.A. (formerly Software AG Venezolana, C.A.), SAGA SOFTWARE Services, Inc., SAGA SOFTWARE International, Inc., SAGA SOFTWARE Technologies, Inc. and SAGA SOFTWARE Funding Corporation are wholly owned subsidiaries of SAGA SOFTWARE, Inc. Articles of dissolution have been filed with the Clerk of the State Corporation Commission of the Commonwealth of Virginia and a plan of dissolution has been approved by the boards of directors of Argenta, Inc. and Software AG Insurance Solutions, Inc. SAGA SOFTWARE, S.A. de C.V. (formerly Software AG Americas, Latin America Operations, S.A. de C.V.) and SAG Systems (Canada) Holdings Ltd. are jointly owned by Software AG Systems, Inc. and SAGA SOFTWARE, Inc. SAGA SOFTWARE (CANADA) Inc. (formerly Software AG Systems (Canada) Inc.) is a wholly owned subsidiary of SAG Systems (Canada) Holdings Ltd. SAGA SOFTWARE Atlantic, L.L.C. is a wholly owned subsidiary of SAGA SOFTWARE Technologies, Inc.

      Name                                         Jurisdiction of Incorporation
      ----                                         -----------------------------
SAGA SOFTWARE, Inc. .............................. Commonwealth of Virginia
Systems Software I, Inc. ......................... State of Delaware
Argenta, Inc. .................................... Commonwealth of Virginia
Insight Consulting, Inc. ......................... Commonwealth of Virginia
Software AG Insurance Solutions, Inc. ............ Commonwealth of Virginia
Software AG Professional Services, Inc. .......... Commonwealth of Virginia
SAGA SOFTWARE, S.A. de C.V. ...................... Mexico
SAGA SOFTWARE Venezolana, C.A. ................... Venezuela
SAG Systems (Canada) Holdings Ltd................. Canada
SAGA SOFTWARE (CANADA) Inc. ...................... Canada
Software AG FSC, Inc. ............................ Virgin Islands
SAGA SOFTWARE Services, Inc. ..................... State of Delaware
SAGA SOFTWARE International, Inc. ................ State of Delaware
SAGA SOFTWARE Technologies, Inc. ................. State of Delaware
SAGA SOFTWARE Atlantic, L.L.C. ................... State of Delaware
SAGA SOFTWARE Funding Corporation................. State of Delaware